EXHIBIT 3.1(n)

                            CERTIFICATE OF CORRECTION

                                     OF THE

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                    SERIES A CONVERTIBLE PIK PREFERRED STOCK
                      SERIES C CONVERTIBLE PREFERRED STOCK
                    SERIES D CONVERTIBLE PREFERRED STOCK, AND
                      SERIES E CONVERTIBLE PREFERRED STOCK

                                       OF

                        THE ASHTON TECHNOLOGY GROUP, INC.

         Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware

         The Ashton Technology Group, Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES as follows:

         1. The Certificates of Designation for each of the Corporation's Series A Convertible PIK Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock require correction in that each Certificate prohibited the stock from being reissued at all, whereas each Certificate should only have prohibited the re-issuance of that series of preferred stock, thereby allowing for the re-issuance of the stock as a different series.

         2. A Certificate of Designation for Series A Convertible PIK Preferred Stock was filed by the Secretary of State of the State of Delaware on January 26, 1998, and Certificate of Correction for Series A Convertible PIK Preferred Stock was filed by the Secretary of State of the State of Delaware on August 17, 1999, said Certificate requires correction.

         3. The inaccuracy or defect of said Certificate is to be corrected as follows: the period at the end of Section 5, Paragraph e) is to be removed and the words "as Series A Preferred Stock." added

         4. Section 5, Paragraph e) of the Certificate is corrected to read as follows:

            "Any share of the Series A Preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued as Series A Preferred Stock.



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         5. A Certificate of Designation for Series C Convertible Preferred
Stock was filed by the Secretary of State of the State of Delaware on January 26, 1998, and said Certificate requires correction.

         6. The inaccuracy or defect of said Certificate is to be corrected as follows: the period at the end of Section 6, Paragraph e) is to be removed and the words "as Series C Preferred Stock." added.


         7. Section 6, Paragraph e) of the Certificate is corrected to read as follows:

            "Any share of the Series C Preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued as Series C Preferred Stock.

         8. A Certificate of Designation for Series D Convertible Preferred Stock was filed by the Secretary of State of the State of Delaware on March 31, 1998, and said Certificate requires correction.

         9. The inaccuracy or defect of said Certificate is to be corrected as follows: the period at the end of Section 6, Paragraph e) is to be removed and the words "as Series D Preferred Stock." added.

         10. Section 6, Paragraph e) of the Certificate is corrected to read as follows:

            "Any share of the Series D Preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued as Series D Preferred Stock.

         11. A Certificate of Designation for Series E Convertible Preferred Stock was filed by the Secretary of State of the State of Delaware on March 31, 1998, and said Certificate requires correction.

         12. The inaccuracy or defect of said Certificate is to be corrected as follows: the period at the end of Section 6, Paragraph e) is to be removed and the words "as Series E Preferred Stock." added.

         13. Section 6, Paragraph e) of the Certificate is corrected to read as follows:

            "Any share of the Series E Preferred redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued as Series E Preferred Stock.



                                        3
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be executed and attested and its corporate seal to be affixed hereto this 19th day of April 2002.

                                      THE ASHTON TECHNOLOGY GROUP, INC.


                                      By: /S/  Fredric W. Rittereise
                                          --------------------------
                                          Fredric W. Rittereiser
                                          Chairman